Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 10, 2000 incorporated by reference in UnitedHealth Group Incorporated's Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

                      /s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
September 21, 2000